P. Blevins
                                                                            LAOO

                                BOOK 278 PAGE 543         0550234.06
                                                          John Y. Brown III
                                                          Secretary of State
                                                          Received and Filed
                                                             12/18/2002 10:25 AM
                                                          Fee Receipt: $40.00

                            ARTICLES OF ORGANIZATION
                                       OF
                                   ROBCOR, LLC

      The undersigned, desiring to form a limited liability company under and pursuant to Chapter 275 of the Kentucky Revised Statutes, does hereby certify as follows:

                                    ARTICLE I
                                      NAME

      The name of said limited liability company shall be ROBCOR, LLC.

                                   ARTICLE II
                                      TERM

      ROBCOR, LLC shall not have a specific date of dissolution.

                                   ARTICLE III
                           REGISTERED OFFICE AND AGENT

      The street address of ROBCOR, LLC's initial registered office shall be 110 North Main Street, Nicholasville, Kentucky 40356 and the initial registered agent at that office shall be Jennifer H. Acklen.

                                   ARTICLE IV
                                PRINCIPAL OFFICE

      The mailing address of the initial principal office of ROBCOR, LLC shall be 3505 Castlegate Court, Lexington, Kentucky 40502.

                                    ARTICLE V
                                     PURPOSE

      The purpose for which the ROBCOR, LLC is formed is to engage in such lawful acts or activities for which limited liability companies may be formed under Chapter 275 of the Kentucky Revised Statutes.


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                                   ARTICLE VI
                                   MANAGEMENT

      ROBCOR, LLC is to be managed by its members.

      IN WITNESS WHEREOF, the undersigned has hereunto subscribed her name, this the 17th day of December, 2002.


                                               /s/ Jennifer H. Acklen
                                               ---------------------------------

STATE OF KENTUCKY)
COUNTY OF___)

      Subscribed, sworn to and acknowledged before me by ______________________, on this the 17th day of December, 2002.

      My commission expires:_____________________________________.



                                               ---------------------------------
                                               NOTARY PUBLIC, STATE AT LARGE KY

This Document Prepared By:


/s/ Jennifer H. Acklen
-----------------------------------------------
JENNIFER H. ACKLEN
MOYNAHAN, IRVIN & SMITH, P.S.C.
110 North Main Street
Nicholasville, Kentucky 40356


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